Yields for First Investor's Funds are calculated using the following formula:

2(((((a-b) + ((cd)-e))+1)-)-1)

Where:


         a = dividends and interest earned during the 30 day period.

         b = expenses accrued for the period (net of reimbursements).

         c = the average daily number of shares outstanding during the period that were entitled to receive dividends.

         d = the maximum offering price per share on the last day of the period.

         e = undeclared earned income.


The following is a list of the information used to calculate the for First Investors Government Fund, Inc. (Class A shares) as of December 31, 1997.


         a           b           c            d           e         Yield
         -           -           -            -           -        -------
    $1,063,224   $188,810    15,097,680    $12.04       $.00        5.84%

Yields for First Investor's Funds are calculated using the following formula:

2(((((a-b) + ((cd)-e))+1)-)-1)

Where:


         a = dividends and interest earned during the 30 day period.

         b = expenses accrued for the period (net of reimbursements).

         c = the average daily number of shares outstanding during the period that were entitled to receive dividends.

         d = the maximum offering price per share on the last day of the period.

         e = undeclared earned income.


The following is a list of the information used to calculate the for First Investors Government Fund, Inc. (Class B shares) as of December 31, 1997.


         a            b           c           d           e        Yield
         -            -           -           -           -       -------
      $12,786      $3,404      174,777     $11.27       $.00       5.47%

SEC Standardized Total Returns -- Class A Shares

Average Annual Total Return and Total Return for First Investors Funds are calculated using the following standardized formula:

Average Annual

Total Return = ((ERV / P)/ 1/n/) - 1

         Total Return = ((ERV - P) / P


WHERE:   ERV = Ending redeemable value of a hypothetical $1,000 investment made at the beginning of 1, 5, or 10 year periods (or fractional period thereof.)

               P = a hypothetical initial investment of $1,000

               N = number of years

The following table lists the information used to calculate the standardized average annual total return and total return for First Investors Government Fund Inc. (Class A shares) as of December 31, 1997.

-------------------------------------------------------------------------------
                                             AVE. ANNUAL TOTAL  TOTAL RETURN
                 ERV         P           N         RETURN
-------------------------------------------------------------------------------
1 year:      $1,016.00    $1,000.00     1.00         1.60%           1.60%
                               0
5 years:     $1,217.10    $1,000.00     5.00         4.01%          21.71%
                               0
10 years:    $1,985.20    $1,000.00    10.00         7.10%          98.52%
                               0
-------------------------------------------------------------------------------

NAV Only Total Returns -- Class A Shares

Average Annual Total Return and Total Return for First Investors Funds are calculated using the following standardized formula:

Average Annual

Total Return = ((ERV / P) /1/n/) - 1

         Total Return = ((ERV - P) / P


WHERE:   ERV = Ending redeemable value of a hypothetical $1,000 investment made at the beginning of 1, 5, or 10 year periods (or fractional period thereof.)

                  P = a hypothetical initial investment of $1,000

                  N = number of years

The following table lists the information used to calculate the standardized average annual total return and total return for First Investors Government Fund Inc. (Class A shares) as of December 31, 1997.

-------------------------------------------------------------------------------
                                          AVE. ANNUAL TOTAL     TOTAL RETURN
                ERV         P         N         RETURN
-------------------------------------------------------------------------------
1 year:     $1,084.00    $1,000.00   1.00         8.40%              8.40%
                              0
5 years:    $1,298.30    $1,000.00   5.00         5.36%             29.83%
                              0
10 years:   $2,117.60    $1,000.00  10.00         7.79%            111.76%
                              0
-------------------------------------------------------------------------------

SEC Standardized Total Returns -- Class B Shares

Average Annual Total Return and Total Return for First Investors Funds are calculated using the following standardized formula:

Average Annual

Total Return = ((ERV / P)/1/n/) - 1

         Total Return = ((ERV - P) / P


WHERE:   ERV = Ending redeemable value of a hypothetical $1,000 investment made at the beginning of 1, 5, or 10 year periods (or fractional period thereof.)

                  P = a hypothetical initial investment of $1,000

                  N = number of years

The following table lists the information used to calculate the standardized average annual total return and total return for First Investors Government Fund Inc. (Class B shares) as of December 31, 1997.

--------------------------------------------------------------------------------
                                              AVE. ANNUAL TOTAL  TOTAL RETURN
                     ERV        P         N         RETURN
--------------------------------------------------------------------------------
1 year:          $1,036.00   $1,000.00   1.00         3.60%           3.60%
                                  0
Life of Fund:    $1,229.50   $1,000.00   2.97         7.21%          22.95%
                                  0
--------------------------------------------------------------------------------

NAV Only Total Returns -- Class B Shares

Average Annual Total Return and Total Return for First Investors Funds are calculated using the following standardized formula:

Average Annual

Total Return = ((ERV / P)/1/n/) - 1

         Total Return = ((ERV - P) / P


WHERE: ERV = Ending redeemable value of a hypothetical $1,000 investment made at the beginning of 1, 5, or 10 year periods (or fractional period thereof.)

                  P = a hypothetical initial investment of $1,000

                  N = number of years

The following table lists the information used to calculate the standardized average annual total return and total return for First Investors Government Fund Inc. (Class B shares) as of December 31, 1997.

--------------------------------------------------------------------------------
                                             AVE. ANNUAL TOTAL   TOTAL RETURN
                     ERV        P         N        RETURN
--------------------------------------------------------------------------------
1 year:          $1,076.00   $1,000.00   1.00        7.60%            7.60%
                                  0
Life of Fund:    $1,259.50   $1,000.00   2.97        8.08%           25.95%
                                  0
--------------------------------------------------------------------------------

Distribution yields for First Investor's Funds are calculated using the following formula:

                  Yield = (a/b)

Where:

         a = dividends declared during the last 12 months.

         b = Net asset value per share on the last day of the period.

The following is a list of the information used to calculate the distribution yield for First Investors Government Fund, Inc. (Class A shares) as of December 31, 1997.

                                                Distribution
                 a                b                Yield
                 -                -                ------
               $.585           $11.27              5.19%

Distribution yields for First Investor's Funds are calculated using the following formula:

                  Yield = (a/b)

Where:

         a = dividends declared during the last 12 months.

         b = Maximum offering price per share on the last day of the period.

The following is a list of the information used to calculate the distribution yield for First Investors Government Fund, Inc. (Class A shares) as of December 31, 1997.

                                                Distribution
                 a                b                Yield
                 -                -                ------
               $.659           $12.04              5.47%

Distribution yields for First Investor's Funds are calculated using the following formula:

                  Yield = (a/b)

Where:

         a = dividends declared during the last 12 months.

         b = Net asset value per share on the last day of the period.

The following is a list of the information used to calculate the distribution yield for First Investors Government Fund, Inc. (Class B shares) as of December 31, 1997.

                                                Distribution
                 a                b                Yield
                 -                -                ------
               $.659           $11.29              5.84%